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                                   EXHIBIT 15

                            STATE STREET CORPORATION

                 INDEPENDENT ACCOUNTANT'S ACKNOWLEDGMENT LETTER

The Stockholders' and Board of Directors
State Street Corporation

We are aware of the incorporation of reference in Registration Statements (Forms S-8 Nos. 333-16979, 33-57359, 33-38672, 33-38671, 33-2882, 2-93157, 2-88641 and
2-68698) and in Post-Effective Amendment No. 2 to Registration Statement (Form S-8 No. 2-68696) pertaining to various stock option and performance share plans, in Registration Statements (Form S-3 Nos. 333-2143, 33-49885) pertaining to the registration of debt securities and preferred stock of State Street Corporation and in Registration Statement (Form S-3 No. 333-16897) pertaining to the registration of Common Stock of State Street Corporation, of our report dated July 14, 1997 relating to the unaudited consolidated interim financial statements of State Street Corporation which are included in its Form 10-Q for the quarter ended June 30, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                          ERNST & YOUNG LLP

Boston, Massachusetts
August 12, 1997